SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 17, 2003

                           American Bank Incorporated
             (Exact name of registrant as specified in its charter)

        Pennsylvania                  000-31246                 01-0593266
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
      of incorporation)                                    Identification No.)


4029 West Tilghman Street, Allentown, Pennsylvania                   18104
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (610) 366-1800



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits

          The Index of Exhibits immediately precedes the attached exhibits.

Item 9.   Regulation FD Disclosure- Item 12 Information

          On July 17, 2003, the Company issued a press release regarding its earnings for the fiscal quarter ended June 30, 2003. The press release is included as Exhibit 99 to this report.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           AMERICAN BANK INCORPORATED



DATE:  July 21, 2003                 By:  /s/ Mark W. Jaindl
                                          ------------------------------
                                           Mark W. Jaindl
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

         The following exhibits are filed as part of this report:

         Exhibit No.                                 Description

            99                      Press Release of American Bank Incorporated








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                                   EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED


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FOR IMMEDIATE RELEASE


CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)           Phone:     610-366-1800
         American Bank, Inc.                             Toll-Free: 888-366-6622
         President and Chief Executive Officer           Fax:       610-366-1900

                  American Bank Reports Second Quarter Earnings

Allentown, PA, July 17, 2003 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter and six months ended June 30, 2003. Net income for the quarter was $553,000, or $0.09 per diluted share, a decrease of $56,000 from the same period in the prior year. Net income for the six months ended June 30, 2003 was $1,365,000, or $0.21 per diluted share, an increase of $167,000 from the same period in the prior year.

The decrease in earnings for the quarter is primarily attributable to a decrease of 76 basis points in the net interest margin compared to June 30, 2002 and was the result of accelerated prepayments of residential mortgages created by the recent refinancing surge. In addition, the Company recorded a provision for loan losses of $201,000 for the current quarter compared to $32,000 for the same period in 2002. Earnings were positively impacted by a $353,000 increase in non-interest income to $497,000 in the current quarter compared to $145,000 for the same quarter in 2002. Also favorably impacting earnings is the Company's ability to control costs as evidenced by the decline in its operating expense to asset ratio to 1.07% for the quarter ended June 30, 2003 from 1.28% for the same period in 2002.

President and CEO Mark Jaindl stated, "While the economy has been sluggish, we are pleased to report that the quality of our loan portfolio remains strong with no non-performing loans at the end of the quarter. Although we did incur a provision for loan losses of $201,000 during the quarter, it was the result of increased loan closings."

Jaindl continued, "The continuing decline in our operating expense to asset ratio is an example of our commitment to maintaining an effective and efficient operation. We remain focused on improving our efficiency while still serving our client base with the products and services they need and deserve."

Chairman of the Board of Directors Frederick Jaindl stated, "We are pleased with the continued, but moderate, growth of American Bank during the second quarter of 2003 and remain committed to increasing our growth of assets and earnings through quality loans. We are also pleased with the continued support of our shareholders as was demonstrated by the additional $5 million in equity created through the exercise of American Bank warrants which expired June 30, 2003."

American Bank, Inc. common stock last traded at $8.25 per share.

About American Bank

American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com. Top Tier award for consistently offering annual percentage yields (APYs) that were among the highest reported. American Bank is FDIC insured.

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Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Bank's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.




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


American Bank, Inc.
Selected Financial Information
(In thousands, except per share data and ratios)
                                                                      Unaudited
                                                                      June 30,                December 31,
                                                                2003            2002             2002
Selected Financial Condition Data:
Total assets...................................             $ 477,194        $ 405,960     $ 453,265
Loans receivable, net..........................               156,137          131,003       134,926
Allowance for loan losses......................                 2,021            1,684         1,759
Securities available for sale (at fair value)                 273,347          210,007       276,569
Securities held to maturity (at cost)..........                15,201           12,967        13,466
Deposits.......................................               324,196          284,556       306,751
FHLB advances..................................                97,558           83,017        97,791
Subordinated debentures........................                10,200           10,200        10,200
Stockholders' equity...........................                34,901           26,825        28,593

Book value per share                                        $    5.13         $   4.43      $   4.70

Shares outstanding                                              6,807            6,052         6,078


                                                                   Unaudited                  Unaudited
                                                               For the Three                For the Six
                                                            Months Ended June 30,        Months Ended June 30,
                                                           2003            2002         2003            2002
Selected Operating Data:
Total interest income............................       $  4,776        $ 5,067        $ 9,850        $ 10,164
 Total interest expense..........................          3,028          3,010          6,098           5,983
                                                        -------------------------------------------------------
     Net interest income.........................          1,748          2,057          3,752           4,181
Provision for loan losses........................            201            32              12             140
                                                        -------------------------------------------------------
     Net interest income after provision for loan
          losses.................................          1,547          2,025          3,740           4,041
                                                        -------------------------------------------------------
Fees and service charges.........................             41             36             82              78
Net realized gain on sales of mortgage loans.....            170            51             249              93
Net realized gain on sales of securities.........            128            -              128              -
  Other income...................................            158            58             309             105
                                                        -------------------------------------------------------
     Total non-interest income...................            497            145            768             276
                                                        -------------------------------------------------------
Total operating expense..........................          1,271          1,278          2,566           2,547
                                                        -------------------------------------------------------
      Income before taxes on income..............            773            892          1,942           1,770
Taxes on income..................................            220            283            577             572
                                                        -------------------------------------------------------
     Net income..................................        $   553         $  609        $ 1,365         $ 1,198

Earnings per share-basic........................         $  0.09         $ 0.10        $  0.22         $  0.20
                                                        =======================================================
                   diluted......................         $  0.09         $ 0.10        $  0.21          $ 0.19
                                                        =======================================================
Weighted average shares outstanding-basic.......           6,182          6,038          6,127           6,025
                                                        =======================================================
                   diluted......................           7,639          7,152         7,612           6,729
                                                        =======================================================


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


American Bank, Inc.
Selected Financial Information
                                                                     Unaudited
                                                                   For the Three
                                                               Months Ended June 30,
                                                                2003           2002
Performance Ratios(1):
Return on assets (ratio of net income to average total
assets).......................................................       0.47%          0.61%
Return on equity (ratio of net income to average equity)......       7.02%          9.22%
Net interest margin (ratio of net interest income divided
by average earning assets)....................................       1.51%          2.27%
Ratio of operating expense to average total assets............       1.07%          1.28%
Efficiency ratio (ratio of operating expenses divided by
net interest income plus non-interest income).................      56.61%         57.74%

Asset Quality Ratios:
Non-performing assets to total assets at end of period........        none           none
Allowance for loan losses to non-performing loans.............        n/a            n/a
Allowance for loan losses to loans receivable.................       1.28%          1.27%

Regulatory Capital Ratios-Bank:
Tier I to average assets......................................       8.28%          7.81%
Tier I to risk weighted assets................................      13.86%         13.96%
Total capital to risk weighted assets.........................      17.78%         14.72%

------------------------------------------------------------
(1) Ratios for the three month periods are annualized.

